                                               Filing Pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-48272


                 PROSPECTUS SUPPLEMENT NO. 1 DATED MAY 10, 2001
                      TO PROSPECTUS DATED NOVEMBER 7, 2001

                      TERAYON COMMUNICATION SYSTEMS, INC.

                        2,969,062 Shares of Common Stock

Please read this prospectus supplement in conjunction with the prospectus dated November 7, 2001 (the "Prospectus"). The table on page 19 of the Prospectus setting forth information concerning the selling stockholders is superseded by the following table:

                              SELLING STOCKHOLDERS

In our acquisition of Mainsail which we consummated in September 2000, we issued to all of the selling stockholders shares of our common stock, and we agreed to register all of those shares for resale. We also agreed to use reasonable efforts to keep the registration statement effective until September 30, 2001. Our registration of the shares of common stock does not necessarily mean that the selling stockholders will sell all or any of the shares.

The following table sets forth certain information regarding the beneficial ownership of the common stock, as of May 10, 2001, by each of the selling stockholders.

The information provided in the table below with respect to each selling stockholder has been obtained from that selling stockholder. Except as otherwise disclosed below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us. Because the selling stockholders may sell all or some portion of the shares of common stock beneficially owned by them, we cannot estimate the number of shares of common stock that will be beneficially owned by the selling stockholders after this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information regarding the shares of common stock beneficially owned by them, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares, subject to community property laws where applicable. None of the share amounts set forth below represents more than 1% of our outstanding stock as of May 9, 2001, adjusted as required by rules promulgated by the SEC.

Selling Stockholder                         Number of Shares  Being Offered  Held in Escrow
-------------------------------------------------------------------------------------------

Boris Zats                                           490,032        490,032         265,768
John Walsh                                           144,511        144,511          86,706
Yuri Zats                                            147,270        147,270          86,981
Alex Lubivy                                          150,030        150,030          87,257
Lucy Zats                                            144,511        144,511          86,706
Vlad Cherednichenko                                  144,511        144,511          86,706
A. Lailan Fell TTEE U/A DTD 08/25/1995                   144            144              14
 By Alethea Lailan Fell Trust
Andrew Alcon                                             558            558              56
Antoinette M. Belt                                        58             58               5
Benedict A. Itri                                          58             58               5
Billante Living Trust dtd Jan. 17, 2000                   13             13               1
 c/o Andrea Billante, Trustee
Bobby R. Johnson, Jr.                                     58             58               5
Brody Family Trust U/D/T 8/15/86;                        288            288              29
 William R. Brody, Trustee
C. Preston Butcher and Carolyn F.                        288            288              29
 Butcher, Trustees of the CPB/CFB
 Revocable Trust U/D/T dated February
 2, 1998
Chad W. Keck                                             577            577              57
Charles S. and Nan Y. Strauch Living                      57             57               5
 Trust dtd 10/26/82; Charles/Nan
 Strauch, Trustees
Charles S. and Nan Y. Strauch Living                     577            577              57
 Trust dtd 10/26/82; Charles/Nan
 Strauch, Trustees
Church Pension Fund                                   43,245         43,245           4,324
Civil Aviation Authority Pension                      17,298         17,298           1,729
 Scheme; Nortrust Nominees Limited,
 Custodian
Computrol Limited, BVI                                 5,766          5,766             577
Barbara N. Lubash                                      1,524          1,524             152
John Breese Mumford and Christine Joyce               27,562         27,562           2,756
 Mumford Trusts, U/D/T dtd 10/13/83;
 John Breese Mumford and Christine
 Joyce Mumford, Trustees
John Breese Mumford and Christine Joyce                1,442          1,442             144
 Mumford Trusts, U/D/T dtd 10/13/83;
 John Breese Mumford and Christine
 Joyce Mumford, Trustees
Milder Community Property Trust dtd                   33,522        33, 522           3,352
 11/7/91; Donald B. and Terri L.
 Milder, Trustees
Mumford Special Trust #1 dtd 12/17/87;                 1,490          1,490             149
 Kenneth A. Eldred, Trustee
Mumford Special Trust #2 dtd 12/17/87;                 1,490          1,490             149
 Kenneth A. Eldred, Trustee
Mumford Special Trust #3 dtd 12/17/87;                 1,490          1,490             149
 Kenneth A. Eldred, Trustee
Mumford Special Trust #4 dtd 12/17/87;                 1,490          1,490             149
 Kenneth A. Eldred, Trustee
Rich Shapero                                          33,522         33,522           3,352
Robert A. Hoff                                        33,522         33,522           3,352
Seth Neiman                                           16,761         16,761           1,676
Dench Living Trust dtd 6/16/94; Robert                   577            577              57
 H. Dench and Gloria E. Dench, Trustees
Douglas Metz                                              58             58               5
Gary Rosenbach                                           288            288              29
George A. Needham                                        577            577              57
Harvard Private Capital Holdings, Inc.                57,660         57,660           5,766
Heimbuck Family Trust dtd 8/13/85;                       577            577              57
 Jeffrey Heimbuck, Trustee
Howard S. Flagg                                           58             58               5
John F. Nicholson                                        289            289              29
John Selling                                             144            144              14
Kenneth and Roberta Eldred Revocable                   1,442          1,442             144
 Trust, U/A dtd 1/28/83; Kenneth and
 Roberta Eldred, Trustees
Leeway & Co.                                          33,484         33,484           3,348
Lorinda Mosca                                             10             10               1


Louis E. Hallman, III and Sherry L.                      288            288              29
 Meisman Family Trust, Louis E.
 Hallman, III & Sherry L. Meisman,
 Co-Trustees U.T.D. 5/29/98
Lydia Anderson                                           144            144              14
Massachusetts Institute of Technology                 40,362         40,362           4,036
Mellon Bank, N.A. as Trustee for the                  28,831         28,831           2,883
 Bell Atlantic Master Trust
Needham & Company, Inc.                                2,885          2,885             286
Northern Trust Company as Trustee for                 53,007         53,007           5,301
 Lucent Technologies Inc. Master
 Pension Trust
Norwest Equity Capital, L.L.C.                        11,532         11,532           1,153
Oberlin College                                       11,532         11,532           1,153
Okoboji Trust dtd 6/19/85; James F.                    1,442          1,442             144
 Willenborg, Trustee
Price Trust U/T/A dtd 10/5/84, as                        577            577              57
 amended; Thomas A. Price, Trustee
Raj Rajaratnam                                           577            577              57
Rector and Visitors of The University                 23,064         23,064           2,306
 of Virginia
Richard I. Keeler Revocable Trust                        288            288              29
 Restated dtd 7/19/94, As May Be Amended
Robert C. Hawk                                            57             57               5
Robert C. Hawk                                           288            288              29
Robert M. Fell                                           144            144              14
Roxanne Cooley                                            26             26               3
SBC Master Pension Trust                              57,660         57,660           5,766
Silicon Valley Bancshares                              1,441          1,441             144
Stradling, Yocca, Carlson & Rauth                        577            577              57
 Profit Sharing Plan; CNA Trust
 Corporation, Trustee
The William and Flora Hewlett Foundation              57,660         57,660           5,766
University of Chicago                                 23,064         23,064           2,306
Wallace R. Hawley Family Holdings, Ltd.                1,153          1,153             115
Walton Investment, L.L.C.                             11,532         11,532           1,153
Wellcome Trust; Wellcome Trust, Ltd.,                 43,245         43,245           4,325
 Trustee
William P. Cargile                                        58             58               5
WS Investment Company 96A                                288            288              29
Yale University                                       43,245         43,245           4,325
VLG Investments                                        7,949          7,949             794
Green Family Trust                                     1,987          1,987             198
CAN Trust FBO Elias J. Blawie                          1,987          1,987             198
Newbury Ventures, L.P.                                84,960         84,960           8,476
Newbury Ventures Associates, L.P.                     64,423         64,423           6,427
Comm Ventures, L.P.                                  193,584        193,584          19,361
Newbury Ventures Cayman, L.P.                         22,840         22,840           2,284
Worldview Technology Partners I, L.P.                135,992        135,992          13,599
Worldview Technology Int'l I, L.P.                    53,003         53,003           5,003
Worldview Strategic Partners I, L.P.                  11,713         11,713           1,171
Nokia Corporation                                     66,903         66,903           6,690
Lucent Venture Partners, Inc.                         87,460         87,460           8,746
Issie Rabinovitch                                     27,597         27,597           2,759
Donald Thorne                                         22,078         22,078           2,207
George Marcus                                         11,039         11,039           1,103
Robert Rabin & Joan Rabin TTEES
  U/A DTD 7/16/82                                     11,039         11,039           1,103
Ron Snow                                              11,039         11,039           1,103
Dan Heffernan                                         11,039         11,039           1,103
Rabinovitch Ventures Limited                          27,597         27,597           2,759
Howard Neff                                           11,039         11,039           1,103
Yuri Sharonin                                         24,777         24,777           2,477
Vladimir Taft                                         16,357         16,357           1,635
Robert M. Lefkowitz                                   18,866         18,866           1,886
Nicolay Makarov                                       15,003         15,003           1,500
Ardeshir Bordbar                                      13,698         13,698           1,369
Zinovy Krasnovsky                                     20,673         20,673           2,067
Kurt Vogel                                            14,451         14,451           1,445
Roy Wang                                               1,685          1,685             168
Owen Frances                                          14,451         14,451           1,445
Edmund Johnson                                         2,408          2,408             240
Lynette Webber                                           722            722              72
Vlad Vochegursky                                       2,890          2,890             289
Boris Zundelevich                                      3,371          3,371             337
Oleg Kipnis                                               90             90               9
Ana Raveica                                               75             75               7
John Trick                                               481            481              48


* 296,866 shares of our common stock are held in the name of Embassy & Co. pursuant to an Escrow Agreement with the former stockholders of Mainsail. 578,041 shares of our common stock are held in the name of Embassy & Co. pursuant to Retention Escrow Agreements with certain former stockholders of Mainsail.

                                       4